Exhibit 23.2

Consent of Independent Registered Public Accounting Firm

SilverBow Resources, Inc.
Houston, Texas
We hereby consent to the incorporation by reference in the Registration Statements on Form S-3/A (No. 333-216782) and Form S-8 (Nos. 333-218246, 333-210936 and 333-215235) of SilverBow Resources, Inc. of our reports dated March 1, 2018 relating to the 2017 and 2016 consolidated financial statements, and the effectiveness of SilverBow Resources, Inc.’s internal control over financial reporting as of December 31, 2017, which appear in this Annual Report on Form 10-K.

/s/ BDO USA, LLP

Houston Texas
March 1, 2018